Exhibit 99.1

TIPTREE ANNOUNCES FIRST QUARTER 2024 RESULTS
Greenwich, Connecticut - May 1, 2024 - Tiptree Inc. (NASDAQ:TIPT) (“Tiptree” or the “Company”), today announced its financial results for the first quarter 2024.

Financial results for the three months ended March 31, 2024 and 2023 are as follows:

	Three Months Ended March 31,
($ in thousands, except per share information)	2024	2023
Total revenues	$498,221	$381,625
Net income (loss) attributable to common stockholders	$9,050	$(1,062)
Diluted earnings per share	$0.22	$(0.03)
Cash dividends paid per common share	$0.06	$0.05
Return on average equity	8.6%	(1.1)%

Non-GAAP: (1)
Adjusted net income	$20,533	$12,559
Adjusted return on average equity	19.5%	12.6%
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures. Adjusted net income is presented after the impacts of non-controlling interests.

First Quarter 2024 Summary

•Revenues of $498.2 million for the quarter, an increase of 30.6% from Q1'23, driven by growth in Fortegra’s specialty insurance lines, investment gains, and higher mortgage revenues. Excluding investment gains and losses, revenues increased 26.8%.

•Net income of $9.1 million compared to a net loss of $1.1 million in Q1'23, driven by growth in our insurance business, improved mortgage operations and investments gains.

•Adjusted net income of $20.5 million increased by 63.5% from $12.6 million in Q1'23, driven by growth in our insurance operations. Annualized Adjusted return on average equity was 19.5% for the quarter, as compared to 12.6% in Q1'23.

•On March 28, 2024, Tiptree and Warburg contributed $29.2 million and $9.6 million, respectively, to Fortegra in exchange for Fortegra Common Stock. As of March 31, 2024, Fortegra was owned approximately 79.3% by Tiptree Holdings, 17.7% by Warburg and 3.0% by management and directors of Fortegra.

•Declared a dividend of $0.06 per share to stockholders of record on May 20, 2024 with a payment date of May 28, 2024.

Segment Financial Highlights - First Quarter 2024

Insurance (The Fortegra Group):

	Three Months Ended March 31,
($ in thousands)	2024	2023
Gross written premiums and premium equivalents	$663,417	$621,158
Net written premiums	$318,151	$281,146
Total revenues	$478,756	$368,444
Income before taxes	$36,811	$19,445
Return on average equity	22.3%	16.7%
Combined ratio	90.3%	91.6%

Non-GAAP: (1)
Adjusted net income	$34,133	$22,939
Adjusted return on average equity	28.3%	26.1%
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures. Adjusted net income is presented before the impacts of non-controlling interests.

•Gross written premiums and premium equivalents of $663.4 million increased 6.8% for the quarter, driven primarily by growth in specialty E&S insurance lines.

•Net written premiums were $318.2 million for the quarter, an increase of 13.2% consistent with the growth in gross written premiums and premium equivalents, in addition to the increased retention on Fortegra’s whole account quota share reinsurance agreement from 30% to 40%, effective April 1, 2023.

•Record revenues increased 29.9% for the quarter driven by premium growth in specialty E&S and admitted lines, and services businesses in the U.S. and Europe, along with growth in net investment income. Excluding the impact of investment gains and losses, revenues increased by 27.6% for the quarter.

•The combined ratio for the quarter was 90.3%, compared to 91.6% in Q1’23, reflecting the consistent underwriting performance and scalability of the Company’s operating platform.

•Income before taxes for the quarter of $36.8 million, up $17.4 million. Annualized after-tax return on average equity for the quarter was 22.3%, compared to 16.7% in Q1’23. The increases were driven by growth in underwriting and fee revenues, the consistent combined ratio and improved contributions from the investment portfolio.

•Adjusted net income for the quarter of $34.1 million, up 48.8% from Q1'23. Annualized adjusted return on average equity for the quarter was 28.3%, compared to 26.1% in Q1’23. The increases were driven by growth in underwriting and fee income and increased net investment income.

•Fortegra’s total stockholders’ equity was $513.7 million as of March 31, 2024, compared to $452.6 million as of December 31, 2023, with the increase driven by net income and the aggregate capital contribution from Tiptree and Warburg of $38.9 million, partially offset by an increase in the accumulated other comprehensive loss position.

Tiptree Capital:

	Three Months Ended March 31,
($ in thousands)	2024	2023
Total revenues	$19,465	$13,181
Income before taxes	$3,746	$(1,123)
Return on average equity	7.7%	(1.8)%

Non-GAAP: (1)
Adjusted net income	$344	$560
Adjusted return on average equity	0.9%	1.3%
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures. Adjusted net income is presented before the impacts of non-controlling interests.

•Tiptree Capital income before taxes was $3.7 million for the quarter, compared to a loss of $1.1 million in Q1'23, driven by higher mortgage revenues and investment gains on securities in the Company’s investment holdings.

•Mortgage income before taxes was $0.8 million, as compared to a loss of $2.6 million in Q1'23, with the increase driven by higher origination volumes and positive marks on the MSR asset in 2024 compared to negative marks in 2023.

•In April 2024, the Company sold its Invesque shares for $0.6 million, thus eliminating quarterly mark-to-market volatility, and crystallizing a capital loss for tax purposes of approximately $108 million.

•Total Tiptree Capital book value was $122.9 million as of Q1'24.

Corporate:

Corporate includes expenses of the holding company for employee compensation and benefits, audit and professional fees, and public company and other expenses. For the quarter, corporate expenses were $10.9 million compared to $10.1 million in Q1'23.

Non-GAAP

Management uses Adjusted net income and Adjusted return on average equity as measurements of operating performance. Management believes these measures provide supplemental information useful to investors as they are frequently used by the financial community to analyze financial performance and comparison among companies. Management uses Adjusted net income and adjusted return on average equity as part of its capital allocation process and to assess comparative returns on invested capital. Adjusted net income represents income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, stock-based compensation, net realized and unrealized gains (losses), and intangibles amortization associated with purchase accounting, all of which is reduced for non-controlling interests. Adjusted net income and Adjusted return on average equity are presented before the impacts of non-controlling interests. Adjusted net income and Adjusted return on average equity are not measurements of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income. See “Non-GAAP Reconciliations” for a reconciliation of these measures to their GAAP equivalents.

Earnings Conference Call
Tiptree will host a conference call on Thursday, May 2, 2024 at 10:30 a.m. Eastern Time to discuss its Q1 2024 financial results. A copy of our investor presentation, to be used during the conference call, as well as this press release, will be available in the Investor Relations section of the Company’s website, located at www.tiptreeinc.com.

The conference call will be available via live or archived webcast at http://www.investors.tiptreeinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. To participate in the telephone conference call, please dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). Please dial in at least five minutes prior to the start time.

A replay of the call will be available from Thursday, May 2, 2024 at 01:30 p.m. Eastern Time, until midnight Eastern on Thursday, May 9, 2024. To listen to the replay, please dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international), Passcode: 13745299.

About Tiptree

Tiptree Inc. (NASDAQ: TIPT) allocates capital to select small and middle market companies with the mission of building long-term value. Established in 2007, Tiptree has a significant track record investing across a variety of industries and asset types, including the insurance, asset management, specialty finance, real estate and shipping sectors. With proprietary access and a flexible capital base, Tiptree seeks to uncover compelling investment opportunities and support management teams in unlocking the full value potential of their businesses. For more information, please visit tiptreeinc.com and follow us on LinkedIn.

Forward-Looking Statements

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations for our businesses and intentions. In addition, we make certain forward-looking statements regarding the Company’s plans to take Fortegra public. Any initial public offering by Fortegra would be subject to a variety of factors, including market conditions, and may not be consummated. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Inc.
Condensed Consolidated Balance Sheets
($ in thousands, except share data)

	As of March 31,
	2024	2023
Assets:
Investments:
Available for sale securities, at fair value, net of allowance for credit losses	$781,196	$802,609
Loans, at fair value	69,039	69,556
Equity securities	58,414	68,308
Other investments	90,989	111,088
Total investments	999,638	1,051,561
Cash and cash equivalents	474,555	468,711
Restricted cash	128,402	23,850
Notes and accounts receivable, net	722,017	684,608
Reinsurance recoverable	911,048	450,620
Prepaid reinsurance premiums	907,758	725,470
Deferred acquisition costs	564,873	565,746
Goodwill	205,928	206,155
Intangible assets, net	114,540	118,757
Other assets	161,180	165,515
Total assets	$5,189,939	$5,139,313

Liabilities and Stockholders’ Equity
Liabilities:
Debt, net	$405,756	$402,411
Unearned premiums	1,659,650	1,695,058
Policy liabilities and unpaid claims	962,419	844,848
Deferred revenue	672,360	673,085
Reinsurance payable	539,349	543,602
Other liabilities and accrued expenses	351,767	403,744
Total liabilities	$4,591,301	$4,562,748

Stockholders’ Equity:
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	$—	$—
Common stock: $0.001 par value, 200,000,000 shares authorized, 36,781,281 and 36,756,187 shares issued and outstanding, respectively	37	37
Additional paid-in capital	385,138	382,239
Accumulated other comprehensive income (loss), net of tax	(27,928)	(26,073)
Retained earnings	67,488	60,663
Total Tiptree Inc. stockholders’ equity	424,735	416,866
Non-controlling interests:
Fortegra preferred interests	77,679	77,679
Common interests	96,224	82,020
Total non-controlling interests	173,903	159,699
Total stockholders’ equity	598,638	576,565
Total liabilities and stockholders’ equity	$5,189,939	$5,139,313

Tiptree Inc.
Condensed Consolidated Statements of Operations
($ in thousands, except share data)

	Three Months Ended March 31,
	2024	2023
Revenues:
Earned premiums, net	$347,310	$265,330
Service and administrative fees	110,487	92,032
Ceding commissions	2,744	3,645
Net investment income	6,758	5,109
Net realized and unrealized gains (losses)	15,624	2,177
Other revenue	15,298	13,332
Total revenues	498,221	381,625
Expenses:
Policy and contract benefits	207,664	141,675
Commission expense	156,948	146,450
Employee compensation and benefits	49,186	40,798
Interest expense	8,290	6,465
Depreciation and amortization	5,568	5,253
Other expenses	40,866	32,811
Total expenses	468,522	373,452
Income (loss) before taxes	29,699	8,173
Less: provision (benefit) for income taxes	13,818	5,022
Net income (loss)	15,881	3,151
Less: net income (loss) attributable to non-controlling interests	6,831	4,213
Net income (loss) attributable to common stockholders	$9,050	$(1,062)

Net income (loss) per common share:
Basic earnings per share	$0.24	$(0.03)
Diluted earnings per share	$0.22	$(0.03)

Weighted average number of common shares:
Basic	36,769,810	36,522,946
Diluted	37,779,412	36,522,946

Dividends declared per common share	$0.06	$0.05

Tiptree Inc.
Non-GAAP Reconciliations (Unaudited)

Non-GAAP Financial Measures — Adjusted net income and Adjusted return on average equity

Adjusted net income is defined as income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, including merger and acquisition related expenses, stock-based compensation, net realized and unrealized gains (losses) and intangibles amortization associated with purchase accounting, all of which is reduced for non-controlling interests. The calculation of adjusted net income excludes net realized and unrealized gains (losses) that relate to investments or assets rather than business operations. Adjusted net income is presented before the impacts of non-controlling interests. Adjusted return on average equity represents adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. Management uses Adjusted net income and adjusted return on average equity as part of its capital allocation process and to assess comparative returns on invested capital. We believe adjusted net income provides additional clarity on the results of the Company’s underlying business operations as a whole for the periods presented by excluding distortions created by the unpredictability and volatility of realized and unrealized gains (losses). We also believe adjusted net income provides useful supplemental information to investors as it is frequently used by the financial community to analyze financial performance between periods and for comparison among companies.

	Three Months Ended March 31, 2024
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$36,811	$753	$2,993	$(10,858)	$29,699
Less: Income tax (benefit) expense	(9,922)	(163)	(692)	(3,041)	(13,818)
Less: Net realized and unrealized gains (losses) (1)	(2,819)	(1,160)	(2,141)	—	(6,120)
Plus: Intangibles amortization (2)	3,971	—	—	—	3,971
Plus: Stock-based compensation expense	782	—	—	3,053	3,835
Plus: Non-recurring expenses (3)	3,170	—	—	—	3,170
Plus: Non-cash fair value adjustments (4)	4,211	—	—	—	4,211
Plus: Impact of tax deconsolidation of Fortegra(5)	—	—	—	4,465	4,465
Less: Tax on adjustments (6)	(2,071)	261	493	(487)	(1,804)
Adjusted net income (before NCI)	$34,133	$(309)	$653	$(6,868)	$27,609
Less: Impact of non-controlling interests	(7,076)	—	—	—	(7,076)
Adjusted net income	$27,057	$(309)	$653	$(6,868)	$20,533

Adjusted net income (before NCI)	$34,133	$(309)	$653	$(6,868)	$27,609
Average stockholders’ equity	$483,157	$52,591	$97,900	$(46,047)	$587,601
Adjusted return on average equity (7)	28.3%	(2.4)%	2.7%	NM%	18.8%

	Three Months Ended March 31, 2023
($ in thousands)		Tiptree Capital
	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$19,445	$(2,565)	$1,442	$(10,149)	$8,173
Less: Income tax (benefit) expense	(4,747)	613	(263)	(625)	(5,022)
Less: Net realized and unrealized gains (losses) (1)	4,607	1,443	323	—	6,373
Plus: Intangibles amortization (2)	3,894	—	—	—	3,894
Plus: Stock-based compensation expense	33	—	—	2,282	2,315
Plus: Non-recurring expenses (3)	2,125	—	—	—	2,125
Plus: Non-cash fair value adjustments (4)	(118)	—	—	—	(118)
Plus: Impact of tax deconsolidation of Fortegra (5)	—	—	—	2,314	2,314
Less: Tax on adjustments (6)	(2,300)	(344)	(89)	(37)	(2,770)
Adjusted net income (before NCI)	$22,939	$(853)	$1,413	$(6,215)	$17,284
Less: Impact of non-controlling interests	(4,725)	—	—	—	(4,725)
Adjusted net income	$18,214	$(853)	$1,413	$(6,215)	$12,559

Adjusted net income (before NCI)	$22,939	$(853)	$1,413	$(6,215)	$17,284
Average stockholders’ equity	$351,953	$53,768	$114,219	$17,626	$537,566
Adjusted return on average equity (7)	26.1%	(6.3)%	4.9%	NM%	12.9%

Notes
(1)
Net realized and unrealized gains (losses) added back in Adjusted net income excludes net realized and unrealized gains (losses) from the mortgage segment and unrealized gains (losses) on mortgage servicing rights.

(2)	Specifically associated with acquisition purchase accounting. See Note (8) Goodwill and Intangible Assets, net, of the Company’s Form 10-Q for the period ended March 31, 2024.
(3)
For the three months ended March 31, 2024 and 2023, included in other expenses were expenses related to legal and other expenses associated with preparation of the registration statement for the withdrawn Fortegra initial public offering in 2024 and acquisitions of services businesses in 2023.

(4)
For the three months ended March 31, 2024 and 2023, non-cash fair-value adjustments represent a change in fair value of the Fortegra Additional Warrant liability which are added-back to adjusted net income.

(5)	For the three months ended March 31, 2024 and 2023, included in the adjustment is an add-back of $4.5 million and $2.3 million, respectively, related to deferred tax expense from the WP Transaction.
(6)	Tax on adjustments represents the tax applied to the total non-GAAP adjustments and includes adjustments for non-recurring or discrete tax impacts.
(7)
Total Adjusted return on average equity, after non-controlling interests was 19.5% and 12.6% for the three months ended March 31, 2024 and 2023, respectively, based on $20.5 million and $12.6 million of Adjusted net income over $420.8 million and $399.0 million of average Tiptree Inc. stockholders’ equity.